Exhibit 3.5

EXHIBIT A TO ARTICLES OF AMENDMENT

MASTECH CORPORATION

The Name of the Corporation is amended to be and read as follows: “Mastech Systems Corporation”

The aggregate number of shares authorized and par value is amended to be and read as follows: “The aggregate number of shares which the Corporation shall have authority to issue is:

a)	20,000,000 shares of Common Stock, par value is $0.01 per share; and

b)	1,000,000 shares of Preferred Stock, par value is $0.01 per share.”

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MASTECH SYSTEMS CORPORATION

The text of the Articles of Incorporation, as amended, is hereby amended and restated to read in full as set forth herein:

FIRST. The name of the Corporation is Mastech Systems Corporation (herein called the “Corporation”).

SECOND, The address of the Corporation’s registered office in the Commonwealth of Pennsylvania is 1004 McKce Road, Oakdale, PA 15071.

THIRD. The Corporation is incorporate under the provisions of the Pennsylvania Business Corporation Law of 1933, as amended (the “PBCL”), and the date of filing of its original Articles of Incorporation with the Secretary of the Commonwealth was July 28, 1986.

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the PBCL and to possess and exercise all of the powers and privileges granted by such law and other law of Pennsylvania.

FIFTH. (a) The Corporation shall have the authority to issue (i) 20,000,000 shares of Common Stock, par value $0.01 per share and (ii) 1,000,000 shares of Preferred Stock, par value $0.01 per share.

 (b) The Board of Directors is authorized to divide the Preferred Stock into series and, as to each series, determine the designation and number of shares of such series and the voting rights, preferences, limitations and special rights, if any, of the shares of such series. Such divisions and determinations shall be set forth in one or more amendments to these Articles adopted by the Board of Directors.

SIXTH. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action unless 83 set forth in IS Pa.C.S. §§ 1711-1718 the director has breached or failed to perform the duties of his or her office referenced there under and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that he foregoing provision shall not eliminate or limit (i) the responsibility or liability of a director pursuant to any criminal statute or (h) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with this Article Sixth, shall be prospective only, and neither the repeal or modification of this Article; nor the adoption of any provision inconsistent with this Article shall adversely effect any limitation on the personal liability of a director of the Corporation existing at the lime of such repeal or modification or the adoption of such inconsistent provision.

SEVENTH: The shareholders of the Corporation shah not have the right to cumulate their vote for the election of directors of the corporation

EIGHTH: These Articles hereby supersede the original Article of Incorporation and all amendments thereto and all restatements thereof and have been duly adopted In accordance with the provision of Section 1911 of the PBCL by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 1766(a) of the PBCL.

IN WITNESS, WHEREOF, Mastech Systems Corporation has caused these Second Amended and Restated Articles of Incorporation to be signed by Ashok Trivedi, its President, on the              13th                      day of November, 2000.

MASTECH SYSTEMS CORPORATION

By:
Ashok Trivedi, President

Microfilm Number 9674-111 Filed with the Document of state on Nov 12 1996 Entity number 932153 Secretary of Commonwealth ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATI0N DSC8:15-1915 (Rev 90) In compliance with the requirements of 15 Pa.C.S. §1915 (relating to articles of amendment), the undersigned business Corporation, desiring to amend its Articles, hereby states that: 1. The name of the corporation is: Mastech Corporation 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the information to conform to the records of the Department): 3. (a) 1004 McKee Road, Oakdale, Pa. 15017 AlleghenyNumber and Street C’lty Zip County (b) C/o: Name of Commercial Registered Office Provider County For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes. 3. The statute by or under which it was incorporated is: Business Corporation Law of 1933 4. The date of its incorporation is: July 28, 1986 5. (Check, and if appropriate complete, one of the following): The amendment shall be effective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on:. at Date Hour 6. checking one of the following; The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. § 1914(a) and (b). The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c). 7. (Check, and appropriate complete, one of the following): The amendment adopted by the corporation, set forth in full, is as follow: The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

IN TESTlMONY·WHEREOF the understand corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 12th day of November 1996. Check if the amendment restates the articles): The restated Articles of incorporation supersede the original Articles and all amendments thereto: Mastech corporation Name of corporation Signature BY: TITLE:

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Articles of Amendment – Domestic Corporation (15 Pa.C.S.) Entiry Number Business Corporation (§1915) Non Profit Corporation (§ 5915) Name Reed Smith LLP Address: 213, Market Street, 9th Floor Document will be returned to the name and address you enter to the left. City State zip Code PA 17101·2132 Filed with the Department of State on, January 31, 2003 Secretary of the commonwealth me In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: The name of the corporation is: Mastech Systems Corporation The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department) Number and Street City State Zip County 680 Anderson Drive, Foster Plaza 10 Pittsburgh 15220 Allegheny (b) Name of Commercial Registered office provider c/o The statute by or under which it was incorporated: Pennsylvania The date of its incorporation: 07/28/1986

200300 9-1675 5. (Check, and if appropriate complete, one of the following): The amendment shall be affective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on Date at Hour Check one of the following: The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or§ 5914(a). The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). 7. (Check, and if appropriate complete one of the following): The amendment adopted by the corporation, set forth in full, is as follows: The name of the corporation is: iGate Inc. The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. Check if the amendment restates the Articles The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of January, 2003. MASTECH SYSTEMS CORPORATION